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                             CERTIFICATE OF INCORPORATION
                              UNITED CRAFT BREWERS, INC.



         FIRST:  The name of this corporation is:  UNITED CRAFT BREWERS, INC.

         SECOND: The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The name and mailing address of the incorporator of the corporation is:

                   Scott D. Elliott
                   Old Federal Reserve Bank Building
                   400 Sansome Street
                   San Francisco, CA 94111

         FOURTH: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FIFTH:  Section 1.  CLASSES AND NUMBER OF SHARES.

         The total number of shares of all classes of stock which this corporation shall have authority to issue is 27,000,000 shares which will consist of Preferred Stock and Common Stock. The classes and the aggregate number of shares of stock of each class which this corporation shall have authority to issue are as follows:

         (i) 25,000,000 shares of Common Stock, $0.001 par value per share (hereinafter the "Common Stock");

         (ii) 2,000,000 shares of Preferred Stock, $0.001 par value per share, with such rights, privileges, restrictions and preferences as the Board of Directors may authorize from time to time (hereinafter the "Preferred Stock").

         SIXTH:  Section 1.  NUMBER OF DIRECTORS.

         The number of directors which shall constitute the whole Board of Directors of this corporation shall be as specified in the by-laws of this corporation.

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                 Section 2.  CLASSIFIED BOARD OF DIRECTORS.

         The directors shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of directors to expire at the 1998 annual meeting of stockholders, the initial term of office of the second class of directors to expire at the 1999 annual meeting of stockholders and the initial term of office of the third class of directors to expire at the 2000 annual meeting of stockholders, in each case upon the election and qualification of their successors. Commencing with the 1998 annual meeting of stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected to a term of office to expire at the third succeeding annual meeting of stockholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain the number of directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

                 Section 3.  VACANCIES.

         Any vacancies in the Board of Directors for any reason and any newly created directorship resulting by reason of any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified.

                 Section 4.  REMOVAL OF DIRECTORS.

         Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to the Fifth Article hereof with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class.

                 Section 5.  LIMITED LIABILITY.

         To the fullest extent permitted by the General Corporation Law of the State of Delaware (as such law currently exists or may hereafter be amended so long as any such amendment authorizes action further eliminating or limiting the personal liabilities of directors), a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation with respect to any act or omission occurring prior to the time of such repeal or modification.


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         SEVENTH:  Meetings of stockholders may be held within or without the
State of Delaware as the by-laws may provide. The books of the corporation may be kept, subject to any provision contained in the statutes, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Stockholders shall not be entitled to request the election of directors by written ballot unless a by-law of the corporation shall authorize such a vote by written ballot. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to the Fifth Article hereof, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing in lieu of a meeting by such holders. Special meetings of stockholders of the corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Stockholders of the corporation shall not have the right to request or call a special meeting of the stockholders.
For purposes of all meetings of stockholders, a quorum shall consist of 40% of the shares entitled to vote at such meeting of stockholders, unless otherwise required by law.

         EIGHTH: The corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock, any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; except that any proposal to amend, alter, change or repeal the provisions of Section 2 or Section 4 of the Sixth Article, the Seventh Article, this Eighth Article and the Ninth Article shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class.

         NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the by-laws of the corporation; including by-law amendments increasing or reducing the authorized number of directors. In addition, the stockholders of the corporation may adopt, amend, alter, change or repeal any by-laws of the corporation by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class (notwithstanding the fact that a lesser percentage may specified by Delaware Law).

         TENTH: In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single Section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.


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         The undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set forth his hand this 15th day of April, 1997.



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                             Scott D. Elliott

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